Exhibit 10.1

               MEMBERSHIP INTEREST PURCHASE AND JOINDER AGREEMENT

         This Membership Interest Purchase and Joinder Agreement ("Agreement") dated as of September 21, 2004 (the "Effective Date"), is made by and between BancRealty Advisors, LLC, a Massachusetts limited liability company (the "Company") having a mailing address at 10 Ware Road, Winchester, Massachusetts 01890, and Willey Brothers, Inc. (the "Purchaser"), a New Hampshire corporation having a mailing address at 10 Main Street, Rochester, New Hampshire 03839. All capitalized terms not defined herein shall have the same meaning prescribed to them in the Company's Operating Agreement dated as of August 25, 2004 (the "Operating Agreement").

         WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchaser, the Purchased Interest (as defined below), pursuant to the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the mutual promises, terms, provisions and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. PURCHASE AND SALE OF MEMBERSHIP INTEREST. Upon the terms and subject to the conditions contained herein, and in reliance on the representations and warranties set forth in Section 7, at the Closing (as defined below), the Purchaser shall purchase from the Company, and the Company shall issue and sell to the Purchaser, fifteen percent (15%) of the Company's Membership Interest (the "Purchased Interest").

         2. PURCHASE PRICE. The aggregate purchase price for the Purchased Interest shall be Two Hundred Fifty Thousand Dollars ($250,000) (the "Purchase Price"). For the purposes of the Purchaser's anti-dilution rights under Section 14 below, the Purchase Price is based on a "Per Unit Price" equal to Sixteen Thousand Six Hundred Sixty-Seven Dollars and 66/100 ($16,666.66) for each one percent (1%) of the Purchased Interest purchased hereunder.

         3. PAYMENT OF THE PURCHASE PRICE. The Purchaser shall deliver fifty percent (50%) of the Purchase Price to the Company at the Closing. The Purchaser shall deliver the remainder of the Purchase Price to the Company, in the amount of One Hundred Twenty-Five Thousand Dollars ($125,000) (the "Remaining Purchase Price"), within forty-five (45) days after the Closing by wire transfer to an account designated by the Company.

         4. FAILURE TO DELIVER REMAINING PURCHASE PRICE. In the event that the Purchaser fails to deliver the Remaining Purchase Price to the Company as provided herein, then (i) the Purchased Interest shall automatically be reduced to 7.5% of the Membership Interest of the Company, (ii) the Purchaser's




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pre-emptive rights described in Section 13 of this Agreement shall automatically terminate, (ii) the Purchaser's anti-dilution rights described in Section 14 of this Agreement shall automatically terminate, and (iii) the Purchaser shall be required to pay commissions to the Company in accordance with Section 15(c) of this Agreement on all referrals sent to the Purchaser (including the first Five Million Dollars ($5,000,000)). Notwithstanding anything to the contrary herein, in the event that Purchaser fails to deliver the Remaining Purchase Price to the Company, Company shall remain obligated to pay commission to the Purchaser in accordance with Section 15(c) of this Agreement on all referrals sent to the Company.

         5. CLOSING. The closing for the sale and transfer of the Purchased Interest and the payment of the Purchase Price shall take place on the Effective Date at 1:00 p.m. (the "Closing") at the offices of Nutter, McClennen & Fish, LLP, 155 Seaport Boulevard, World Trade Center West, Boston, Massachusetts 02210.

         6. JOINDER. At the Closing, the Purchaser shall be admitted as a Class B Member of the Company, and Schedule I to the Operating Agreement shall be amended and restated to reflect the Purchaser's acquisition of the Purchased Interest. The Purchaser hereby acknowledges that it has received, read and understands the provisions of the Operating Agreement and hereby joins in and agrees to be bound by all the terms and conditions thereof.

         7. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. As a material inducement to the Purchaser's entering into this Agreement, the Company hereby represents, warrants and agrees (a) that the Company has the unrestricted and absolute power, authority and capacity to execute and deliver this Agreement and to perform all obligations and to carry out the transaction contemplated hereby (including, without limitation, the full power and authority to sell and transfer the Purchased Interest to the Purchaser in consideration of the Purchase Price); (b) that all necessary action has been taken by the Company to authorize the execution, delivery and performance of this Agreement and the transaction contemplated hereby; (c) that this Agreement has been duly executed and delivered by the Company, constitutes the valid and binding obligation of the Company, and is enforceable in accordance with its terms; (d) that the execution and delivery of this Agreement and the performance of the terms hereof by the Company will not contravene any agreement to which the Company or its properties is or may be bound; (e) that there is no action, suit, proceeding or investigation pending, or, to the best of the Company's knowledge, threatened against the Company, which would affect the validity of this Agreement or the right of the Company to enter into it; and (g) and that the Company has received a cash investment of $100,000 from existing Class A Members as set forth in
Schedule I of the Operating Agreement and is financially solvent.




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         8. REPRESENTATIONS AND WARRANTIES BY THE PURCHASER. As a material inducement to the Company's entering into this Agreement, the Purchaser hereby represents, warrants and agrees (a) that the Purchaser has the unrestricted and absolute power, authority and capacity to execute and deliver this Agreement and to perform all obligations and to carry out the transaction contemplated hereby (including, without limitation, the full power and authority to purchase the Purchased Interest from the Company in consideration of the Purchase Price); (b) that all necessary action has been taken by the Purchaser to authorize the execution, delivery and performance of this Agreement and the transaction contemplated hereby; (c) that this Agreement has been duly executed and delivered by the Purchaser, constitutes the valid and binding obligation of the Purchaser, and is enforceable in accordance with its terms; (d) that the execution and delivery of this Agreement and the performance of the terms hereof by the Purchaser will not contravene any agreement to which the Purchaser or its properties is or may be bound; and (e) that there is no action, suit, proceeding or investigation pending, or, to the best of the Purchaser's knowledge, threatened against the Purchaser, which would affect the validity of this Agreement or the right of the Purchaser to enter into it.

         9. RETENTION OF MICHAEL J. PURCHIA. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that for a period of at least one (1) year after the Closing, Michael J. Purchia shall devote fifty percent (50%) of his business time to the Company, and fifty percent (50%) of his business time to the Purchaser.

         10. COMPENSATION OF CERTAIN MEMBERS. The parties agree that for the one
(1) year period after the Closing, the following Members of the Company shall be entitled to receive an annual salary in amounts not to exceed the following:

                  Michael J. Purchia        $ 25,000

                  Cornelius K. Hurley, Jr.  $125,000

         Thereafter, the salaries of said Members shall be established by the Approval of the Managers with the Consent of the Class A Members.

         11. FUNDING CONTINGENCY. Notwithstanding the provisions of Section 3.04 of the Operating Agreement, in the event that the Consulting Agreement (the "Consulting Agreement") by and between the Company and CNLRS Acquisitions, Inc. ("CNLRS") is terminated within forty-five (45) days after the Closing, then, provided that the Company has not secured another source of funding within thirty (30) days after the termination of the Consulting Agreement (the "Funding Cure Period"), the Company shall return the entire Purchase Price received from the Purchaser to the Purchaser within sixty (60) days after the expiration of the Funding Cure Period. Notwithstanding Sections 3 and 4 above, Purchaser shall not be obligated to deliver the remainder of the Purchase Price unless a funding agreement with CNLRS or another comparable source of funding is secured in accordance with this Section. Effective as of any such date on which the Purchase Price is returned: (i) the Purchaser shall automatically be deemed to have withdrawn as a Member of the Company without further action or documentation; (ii) the Purchaser shall have no further rights, responsibilities or obligations with respect to the Company; and (iii) the Company, its managers, members, officers, representatives and agents, shall have no further responsibilities, obligations or liabilities or any sort or kind to the Purchaser, its shareholders, directors, officers, representatives or agents.




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         12. NO WITHDRAWAL. Subject to the provisions of Section 11 of this
Agreement, the Purchaser may not withdraw or resign from the Company prior to the payment of the Remaining Purchase Price in accordance with Section 3 above.

         13. PRE-EMPTIVE RIGHTS. The parties acknowledge and agree that at any time after the Closing but prior to September 21, 2005, the Purchaser shall be entitled to a right of first refusal to purchase, on a pro rata basis, all or any part of any New Securities that the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below. The Purchaser's pro rata share shall equal a fraction, the numerator of which is the Percentage Interest then held by the Purchaser, and the denominator of which is the total Membership Interest issued and outstanding prior to the issuance of the New Securities.

         14. ANTI-DILUTION RIGHTS. If, at any time after the Closing but prior to September 21, 2005, (a) the Purchaser shall not exercise their (i) pre-emptive rights in accordance with Section 13 above, or (ii) right of first refusal in accordance with Article IX of the Operating Agreement, with respect to any New Securities, and (b) the Company shall sell or issue such New Securities (each, a "Subsequent Dilutive Issuance") for an issue price less than the Per Unit Price which the Purchaser paid for the Purchased Interest at the Closing, then and in such event, the Percentage Interest held by the Purchaser prior to the Subsequent Dilutive Issuance shall automatically increase such that the Purchaser shall thereafter hold the same percentage of the Company's Membership Interest that it would have held if the Purchaser had paid the same Purchase Price hereunder but had purchased the Purchased Interest at the same per unit price as the Subsequent Dilutive Issuance.

         15. TRANSACTING BUSINESS WITH THE PURCHASER

                  (a) THE PURCHASER'S BUSINESS. The Purchaser is in the business of locating, designing and constructing branch locations for banks, credit unions and other financial institutions (collectively, the "Purchaser's Business"). The Purchaser's Business also includes, without limitation, Strategic Marketing Intelligence ("SMI") for market intelligence, branch expansion, customer/branch profitability and managing branch performance.

                  (b) CROSS-MARKETING AND CROSS-SELLING WITH THE PURCHASER. Subject to the provisions of Section 2.06 of the Operating Agreement, for so long as the Purchaser is a Member of the Company, the Company and the Purchaser shall each promote and market the other's services (on an exclusive right of first refusal basis) to their respective clients, including without limitation, the following:


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                           (i) The Company shall offer the Purchaser's SMI
products and services to its clients as part of its core advisory services.

                           (ii) The Purchaser agrees to use its best efforts to
market the Company's products and services through its marketing activities, including without limitation, promoting the Company via the Purchaser's design/build account executives, tradeshows and direct marketing coordination. Notwithstanding the foregoing, the Company acknowledges and agrees that the Purchaser has no obligation to provide the Company with a guaranteed marketing program.

                           (iii) The Company shall provide ongoing
sale-leaseback financing training seminars to the Purchaser's design/build account executives, at such times as the Company and the Purchaser shall mutually agree.

                           (iv) In the event that either the Company or the
Purchaser (i) does not accept any such referral within seven (7) days, or (ii) declines any such referral from the other, then the referring party shall have the right to offer such products or services to any third party offering such products or services (including competitors of the Company or the Purchaser).

                  (c) COMMISSIONS. The commission schedule is attached hereto as Exhibit A to this Agreement (the "Commission Schedule") for successful referrals made to the Purchaser and to the Company in accordance with Section 15(b), and will be periodically reviewed by the parties in order to improve its administrative effectiveness. Notwithstanding anything in this Agreement to the contrary, the Purchaser shall not be required to pay any commissions to the Company (i) for any design build projects referred to Purchaser by Company if Purchaser has performed design build work for the client within twenty four (24) months of this Agreement ("Preexisting Clients"), or on the first Five Million Dollars ($5,000,000) of successful referrals excluding fees earned by Purchaser from Preexisting Clients sent to the Purchaser in the twelve (12) month period immediately following the Closing.

                  (d) NON-COMPETITION. Subject to the provisions of Section 15(b)(iv) above, for so long as the Purchaser is a Member of the Company and for a period of twelve (12) months thereafter, (the "Restricted Period"), (a) the Purchaser shall not, directly or indirectly, as an owner, partner, member, shareholder, manager, director, employee, consultant, agent, executive or co-venturer of any person or entity, compete with the LLC Business within the United States of America, and (b) the Company shall not, directly or indirectly, as an owner, partner, member, shareholder, manager, director, employee, consultant, agent, executive or co-venturer of any person or entity, compete with the current Purchaser's Business within the United States of America. Notwithstanding the foregoing, a party may purchase as a passive investment up to one percent (4.99%) of any class or series of outstanding voting securities of any person or entity competing with the other's business if such class or series is listed on a national or regional securities exchange or publicly traded in the "over-the-counter" market. Notwithstanding the foregoing, in the event the funding contingency as set forth in Section 11 above is not satisfied, the terms of the provisions of this Section 11 will have no force and effect on Purchaser or Company and Purchaser will be free to compete with Company and or invest to any percentage in any person or entity competing with the business of Company.



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         16. ACCREDITED INVESTOR. The Purchaser represents to the Company that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Purchaser represents to the Company that it is purchasing the Purchased Interest for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration statement or an available exemption under applicable law. The Purchaser acknowledges that the Membership Interest has not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless it is subsequently registered under the Securities Act and any applicable state laws or unless an exemption from such registration is available. The Purchaser (a) has knowledge and experience in financial and business matters so as to be capable of evaluating and understanding the merits and risks of an investment in the Company, (b) has received certain information concerning the Company from the Company and has relied on the accuracy of said information and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent of an investment in the Company and (c) is able to bear the economic risk of its investment in the Company and the Purchased Interest in that, among other factors, such Investor can afford to hold the Purchased Interest for an indefinite period and can afford a complete loss of its investment in the Company.

         17.      MISCELLANEOUS.

                  (a) BENEFIT AND BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of, the respective dependents, affiliates, representatives, executors, administrators, successors, heirs and assigns of the parties hereto.

                  (b) WAIVER AND MODIFICATION. Neither this Agreement nor any term or condition hereof, may be waived or modified in whole or in part as against either party, except by written instrument signed by an authorized officer of the other party hereto expressly stating that it is intended to operate as a waiver or modification of this Agreement.

                  (c) AMENDMENT. This Agreement may not be amended in whole or in part, except by an instrument in writing signed by each of the parties hereto.



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                  (d) CAPTIONS. The captions set forth in this Agreement are for convenience of reference only and shall not be considered as part of this Agreement or as in any way limiting or amplifying the terms and provisions hereof.

                  (e) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  (f) GOVERNING LAW. This Agreement shall be construed, and the rights and obligations of the parties shall be determined, in accordance with the internal laws of The Commonwealth of Massachusetts, without giving effect to the conflict of law rules thereof.

                  (g) SURVIVAL. Notwithstanding anything in this Agreement to the contrary, the parties agree that the terms and provisions of Sections 3, 4, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15 and 16 shall survive the Closing hereunder.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                BANCREALTY ADVISORS, LLC


                                By:___________________________
                                Name:    Michael J. Purchia
                                Title:   Manager


                                WILLEY BROTHERS, INC.


                                By:___________________________
                                Name:    James Brooks
                                Title:   President & Chief Executive Officer


                                As to the provisions of Sections 9 and 10 only


                                -------------------------
                                Michael J. Purchia, individually


                                As to the
                                provisions of Section10 only:


                                -----------------------------
                                Cornelius K. Hurley, Jr., individually